Exhibit 99.1
ANYWHERE ANNOUNCES TERMS OF NATIONWIDE
SETTLEMENT AGREEMENT IN BURNETT AND MOEHRL
ANTITRUST CLASS ACTIONS

MADISON, N.J. – October 6, 2023 – Anywhere Real Estate Inc. (NYSE: HOUS) ("Anywhere"), a global leader in residential real estate (formerly known as Realogy Holdings Corp.), today announced the terms of a settlement agreement the Company has entered into to settle all claims asserted against Anywhere in the Burnett and Moehrl antitrust class action litigation. Under the terms of the proposed nationwide settlement, which is subject to both preliminary and final court approval, Anywhere has agreed to provide monetary relief of $83.5 million, substantially in line with the Company’s financial planning as well as injunctive relief. The Company does not expect the terms of the proposed settlement to have a material impact on its results of operations, liquidity, or cash flows.

The proposed settlement resolves, on a nationwide basis, all claims asserted against Anywhere in the Burnett and Moehrl cases and releases the Company, all subsidiaries, brands, affiliated agents, and franchisees. The proposed settlement is not an admission of liability, nor does it concede or validate any of the claims asserted against Anywhere.

Under the terms of the proposed settlement, Anywhere has agreed to deposit into the settlement fund (i) $10 million within 14 business days after preliminary court approval is granted; (ii) $20 million within 14 business days after the court approval of fees and costs, which is typically granted with final approval; and (iii) the remaining balance within 21 business days after final court approval and all appellate rights are exhausted.

While the Company does not control the timeline, a hearing for preliminary approval of the settlement is expected to occur in November 2023 with final court approval expected in mid-2024.

“I am pleased that Anywhere has reached a nationwide settlement with the plaintiffs in the Burnett and Moehrl cases,” said Ryan Schneider, Anywhere chief executive officer and president. “We believe this is the right course of action to remove future uncertainty and ongoing legal expense, serving the best interests of the company, our affiliated agents and franchisees, and shareholders, and enabling Anywhere to focus on moving real estate to what’s next.”

“The proposed settlement provides releases for our owned brokerage operations and agents as well as our franchisees and their affiliated agents, a priority for Anywhere in resolving these claims,” said Sue Yannaccone, chief executive officer and president, Anywhere Brands and Anywhere Advisors.

The proposed settlement includes injunctive relief requiring practice changes in Anywhere Advisors, the Company’s owned brokerage operations, which includes Coldwell Banker Realty, Corcoran, and Sotheby’s International Realty, for a period of five years following final court approval. Anywhere has also agreed to recommend and encourage these same practice changes to its independently owned and operated franchise network across the Better Homes and Gardens® Real Estate, CENTURY 21®, Coldwell Banker®, Corcoran®, ERA®, and Sotheby’s International Realty® brands. The practice changes are consistent with positions for which Anywhere has previously indicated support in the industry.

“Anywhere has been adopting or calling on the industry to adopt many of the settlement’s proposed practice changes, which promote more transparency and simplification for both consumers and real estate agents,” continued Yannaccone. “As an industry leader, Anywhere strongly believes in the value of both buyer and seller agents to help consumers successfully navigate one of life’s most expensive and impactful transactions, and that consumers will make the choice to pay for their valuable service without mandatory rules. We remain fully committed to supporting all agents as they expertly serve their clients.”

First, in the injunctive relief, Anywhere has agreed to make three practice changes consistent with rule changes that the National Association of REALTORS® (NAR) made in its 2020 settlement with the Department of Justice (DOJ), which the DOJ subsequently revoked:

•Anywhere will prohibit company owned brokerages and their affiliated agents from claiming buyer agent services are free.
•Anywhere will require company owned brokerages and their affiliated agents to include the listing broker’s offer of compensation for prospective buyers’ agents as soon as possible in each active listing, consistent with MLS rules and/or capabilities of third-party website operators.
•Anywhere will prohibit company owned brokerages and their affiliated agents from using any technology (or manual methods) to sort listings by offers of compensation, unless requested by the client.

Second, Anywhere has agreed to advise and remind company owned brokerages, franchisees, and affiliated agents that the Company has no rule requiring offers of compensation. Anywhere continues to see the economic benefits that offers of compensation bring to both sellers and buyers and the importance of making sure that both buyers and sellers have access to the professional services that agents provide.

“It is in the economic best interests of both buyers and sellers to work with experienced trusted advisors,” said Yannaccone. “We strongly believe in sellers making offers of compensation to buyers’ agents to bring more eligible buyers to a listing, which increases the likelihood of a successful transaction. Certain MLSs that have already removed the mandatory requirement or eliminated a minimum amount have helped facilitate seller choice in those markets as well as provide for continued access to both buyer and seller agent services.”

Third, Anywhere has agreed to several other practice changes:

•Anywhere will not require company owned brokerages, franchisees, or affiliated agents to belong to the National Association of REALTORS® (NAR) or follow the NAR Code of Ethics or MLS Handbook.
•Anywhere will require company owned brokerages and their agents to clearly disclose to clients that commissions are not set by law and are fully negotiable.
•Anywhere will eliminate any minimum client commission requirements that company owned brokerages may have.

Finally, Anywhere has agreed to develop training materials for company owned brokerages, franchisees, and affiliated agents that support all the practice changes outlined in the injunctive relief.

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About Anywhere Real Estate Inc.
Anywhere Real Estate Inc. (NYSE: HOUS) is moving the real estate industry to what’s next. A leader of integrated residential real estate services, Anywhere includes franchise, brokerage, relocation, and title and settlement businesses, as well as mortgage and title insurance underwriter joint ventures, supporting approximately 1.2 million home transactions in 2022. The diverse Anywhere brand portfolio includes some of the most recognized names in real estate: Better Homes and Gardens® Real Estate, CENTURY 21®, Coldwell Banker®, Coldwell Banker Commercial®, Corcoran®, ERA®, and Sotheby’s International Realty®. Using innovative technology, data and marketing products, high-quality lead generation programs, and best-in-class learning and support services, Anywhere fuels the productivity of its approximately 190,800 independent sales agents in the U.S. and approximately 141,400 independent sales agents in 117 other countries and territories, helping them build stronger businesses and best serve today’s consumers. Recognized for twelve consecutive years as one of the World’s Most Ethical Companies, Anywhere has also been designated a Great Place to Work five years in a row, named one of America's Most Innovative Companies 2023 by Fortune, and honored on the Forbes list of World’s Best Employers 2022.

Cautionary Note Regarding Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "believes", "expects", "anticipates", "intends", "projects", "estimates", "potential" and "plans" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our antitrust class action litigation and the proposed settlement, including preliminary and final court approval of the settlement, the amount and timing of payments pursuant to the settlement and the impact of such payments on the Company’s results of operations, liquidity and cash flows; changes to the business practices of and the impact that such changes may have on the business or results of operations of the Company.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: no assurance of preliminary or final court approval of the settlement related to our antitrust class action litigation; industry structure changes that disrupt the functioning of the residential real estate market; the impact of evolving competitive and consumer dynamics, including that the Company's share of the commission income generated by homesale transactions may continue to shift to affiliated independent sales agents or otherwise erode due to market factors, our ability to compete against traditional and non-traditional competitors and meaningful decreases in the average broker commission rate; adverse developments or outcomes in current or future litigation, in particular the incurrence of liabilities that are in excess of amounts accrued or payments that may be made in connection with pending litigation; disruption in the residential real estate brokerage industry related to listing aggregator market power and concentration; our failure or alleged failure to comply with laws, regulations and regulatory interpretations and any changes or stricter interpretations of any of the foregoing; and such other factors as discussed in the risks set forth under the headings “Forward-Looking Statements,” “Summary of Risk Factors,” “Risk Factors” and “Legal Proceedings” in our filings with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023 and our Annual Report on Form 10-K for the year ended December 31, 2022, and our other filings made from time to time, in connection with considering any forward-looking statements that may be made by us and our businesses generally.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Contacts:                 Media Contacts:
Alicia Swift                    Trey Sarten
(973) 407-4669                    (973) 407-2162
alicia.swift@anywhere.re                 trey.sarten@anywhere.re

Tim Swanson                    Gabriella Chiera
(973) 407-2612                    (973) 407-5236
tim.swanson@anywhere.re            gabriella.chiera@anywhere.re